 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

DETTO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100241	01-656333
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14320 NE 21st Street, Bellevue, Washington	98007
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(425) 201-5000
Not applicable
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Detto Technologies, Inc. (“Detto” or the "Company") from time-to-time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. When used in the Filings, the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of those terms and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of those risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2007, the Company had entered into an Amended and Restated Credit Line Agreement (the “Credit Line Agreement”) with Di Capital Investments (“Di”) and Stupar Holdings Corporation (“Stupar”) which provided that (i) Di would make available to the Company a $2,500,000 line of credit and (ii) Stupar would make available to the Company a $500,000 line of credit, in each case to be repaid by August 31, 2007, pursuant to the terms of Secured Promissory Notes (the “Existing Notes”) bearing interest at LIBOR plus 5%, with repayment to be secured by a Security Agreement granting Di and Stupar a security interest in all existing and hereafter acquired assets owned by the Company.

On July 10, 2007, Detto entered into an Amendment to Amended and Restated Credit Line Agreement (the “Amendment”) in order to (i) cancel all obligations under the Credit Line Agreement and the Existing Notes, (ii) cause the balance of $1,497,807 owed to Di under the Credit Line Agreement to be evidenced by a new non-convertible secured promissory note bearing interest at LIBOR plus 5% and due on August 31, 2008 (the “New Di Note”), (ii) cause the balance of $511,771 owed to Stupar under the Credit Line Agreement to be evidenced by a new non-convertible secured promissory note also bearing interest at LIBOR plus 5% and due on August 31, 2008 (the “New Stupar Note”) and (iii) amend the Security Agreement to move the New Stupar Note into a second-priority position and move the New Di Note into a third-priority position. Di and Stupar are major beneficial owners of the Company’s common stock. A current member of Detto’s Board of Directors, Mr. Gualtiero Giori, has a material relationship with Di.

Also on July 10, 2007, the Company and Stupar entered into a Securities Purchase Agreement (the “SPA”) pursuant to which (i) Stupar purchased a $1,500,000 Secured Convertible Promissory Note (the “Stupar Convertible Note”) that bears interest at LIBOR plus 5%, is due on August 31, 2008, and is convertible into the Company’s $.0001 par value common stock (the “Common Stock”) as described in Item 3.02 below, and (ii) repayment of the Stupar Convertible Note is be secured by a Security Agreement giving Stupar a first-priority security interest in all existing and hereafter acquired assets owned by the Company. In consideration for the SPA, Detto issued to Stupar a warrant (the “Stupar Warrant”) to purchase up to 35,000,000 shares of the Company’s Common Stock, as described in Item 3.02 below. The shares of Common Stock issuable upon conversion of the Stupar Convertible Note and the exercise of the Stupar Warrant have the benefit of piggy-back registration rights pursuant to a Registration Rights Agreement between the Company and Stupar.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Amendment, as described in Item 1.01 above, the Credit Line Agreement and Existing Notes have been cancelled.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the SPA, the Company issued the Stupar Convertible Note. By its terms, the Stupar Convertible Note is convertible into up to 75,000,000 shares of the Company’s Common Stock at a purchase price of $0.02 per share. Based on Stupar’s sophistication and pre-existing involvement with the Company, as well as the nature of the transaction, that issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder.

In connection with the SPA, the Company also issued the Stupar Warrant, which entitles Stupar to purchase up to 35,000,000 shares of the Company’s Common Stock at a purchase price of $0.04 per share. The Stupar Warrant expires on July 10, 2012. Based on Stupar’s sophistication and pre-existing involvement with the Company, as well as the nature of the transaction, that issuance was also exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DETTO TECHNOLOGIES, INC.

Date: July 10, 2007	By:	/s/ Larry Mana’o
Larry Mana’o, Chief Executive Officer